Exhibit 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com

News Release HP Inc. Announces Pricing of Senior Notes

Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations InvestorRelations@hp.com
PALO ALTO, Calif., April 14, 2025 – HP Inc. (NYSE: HPQ) today announced the pricing of its underwritten public offering of $1 billion aggregate principal amount of senior unsecured notes, consisting of $500 million aggregate principal amount of its 5.400% notes due 2030 (the “2030 notes”) at a public offering price of 99.732% of the principal amount, and $500 million aggregate principal amount of its 6.100% notes due 2035 at a public offering price of 99.778% of the principal amount (the “2035 notes” and together with the 2030 notes, the “Notes”).

HP intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, repayment and refinancing of debt (including the repayment of HP’s 2.200% notes due June 2025 at maturity).

The issuance of the Notes is expected to close on April 25, 2025, subject to customary closing conditions.

BNP Paribas Securities Corp., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

The Notes are being offered pursuant to an effective shelf registration statement (including a prospectus) on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”).  A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.  Before you invest, you should read the prospectus in that registration statement (including the preliminary prospectus supplement for the offering to which this communication relates) and other documents HP has filed with the SEC for more complete information about HP and the offering.  You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, these documents may be obtained from BNP Paribas Securities, Corp. by calling toll-free at (800)-854-5674; or from BofA Securities, Inc. by calling toll-free at (800) 294-1322; or from Goldman Sachs & Co. LLC by calling toll-free at (866) 471-2526.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties, including, but not limited to, the statements regarding the offering of the Notes and the use of proceeds therefrom. These forward-looking statements are based on HP’s current expectations and beliefs concerning future developments and their potential effect on HP. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting HP will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control), including our ability to complete the offering of the Notes on favorable terms, if at all, and general market conditions that might affect the offering, and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, and other risks that are otherwise described or updated from time to time in HP’s other filings with the SEC. The forward-looking statements in this press release are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors.  HP encourages investors to visit its website from time to time, as information is updated, and new information is posted.  The content of HP’s website is not incorporated by reference into this press release or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

About HP
HP Inc. (NYSE: HPQ) is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most.  Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more.